                                              Exhibit 4.5




                          INTERNATIONAL CONTROLS CORP.,

                                    as Issuer

                                       and

                               MARINE MIDLAND BANK

                          ----------------------------

                                   as Trustee

                                    INDENTURE

                          Dated as of __________, 1994

                          ----------------------------

                                  $100,000,000

                     __% Senior Subordinated Notes due 2004

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of __________, 1994

Trust Indenture                                          Indenture
  Act Section                                             Section
- ---------------                                       ----------------

SECTION  310(a)(1)       . . . . . . . . . . . . . . .      608
            (a)(2)       . . . . . . . . . . . . . . .      608

SECTION  312(c)          . . . . . . . . . . . . . . .      702
SECTION  314(a)          . . . . . . . . . . . . . . .      704, 1020
            (c)(1)       . . . . . . . . . . . . . . .      103
            (c)(2)       . . . . . . . . . . . . . . .      103
            (e)          . . . . . . . . . . . . . . .      103
SECTION  315(b)          . . . . . . . . . . . . . . .      601
SECTION  316(a)(last
            sentence)    . . . . . . . . . . . . . . .      101 ("Outstanding")
            (a)(1)(A)    . . . . . . . . . . . . . . .      502, 512
            (a)(1)(B)    . . . . . . . . . . . . . . .      513
            (b)          . . . . . . . . . . . . . . .      508
            (c)          . . . . . . . . . . . . . . .      907
SECTION  317(a)(1)       . . . . . . . . . . . . . . .      503
            (a)(2)       . . . . . . . . . . . . . . .      504
SECTION  318(a)          . . . . . . . . . . . . . . .      108

_____________________
            Note:        This reconciliation and tie shall not, for any purpose,
            be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

PARTIES          . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
RECITALS         . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 101.   Definitions.. . . . . . . . . . . . . . . . . . . . . .       1
                 Acquired Indebtedness . . . . . . . . . . . . . . . .       2
                 Affiliate . . . . . . . . . . . . . . . . . . . . . .       2
                 Agent . . . . . . . . . . . . . . . . . . . . . . . .       2
                 Asset Sale. . . . . . . . . . . . . . . . . . . . . .       2
                 Average Life to Stated Maturity . . . . . . . . . . .       3
                 Bankruptcy Law. . . . . . . . . . . . . . . . . . . .       3
                 Banks . . . . . . . . . . . . . . . . . . . . . . . .       3
                 Board of Directors. . . . . . . . . . . . . . . . . .       3
                 Board Resolution. . . . . . . . . . . . . . . . . . .       3
                 Borrowing Base. . . . . . . . . . . . . . . . . . . .       3
                 Business Day. . . . . . . . . . . . . . . . . . . . .       3
                 Capital Lease Obligation. . . . . . . . . . . . . . .       3
                 Capital Stock . . . . . . . . . . . . . . . . . . . .       3
                 Change of Control . . . . . . . . . . . . . . . . . .       3
                 Code. . . . . . . . . . . . . . . . . . . . . . . . .       4
                 Commission. . . . . . . . . . . . . . . . . . . . . .       4
                 Company . . . . . . . . . . . . . . . . . . . . . . .       5
                 Company Request or Company Order. . . . . . . . . . .       5
                 Consolidated Fixed Charge Coverage Ratio. . . . . . .       5
                 Consolidated Income Tax Expense . . . . . . . . . . .       5
                 Consolidated Interest Expense . . . . . . . . . . . .       5
                 Consolidated Net Income (Loss). . . . . . . . . . . .       6
                 Consolidated Net Worth. . . . . . . . . . . . . . . .       6
                 Consolidated Non-Cash Charges . . . . . . . . . . . .       6
                 Consolidation . . . . . . . . . . . . . . . . . . . .       6
                 Corporate Trust Office. . . . . . . . . . . . . . . .       6
                 Default . . . . . . . . . . . . . . . . . . . . . . .       7
                 Designated Senior Indebtedness. . . . . . . . . . . .       7

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                                                                           PAGE
                                                                           ----

                 Disinterested Director. . . . . . . . . . . . . . . .       7
                 Event of Default. . . . . . . . . . . . . . . . . . .       7
                 Exchange Act. . . . . . . . . . . . . . . . . . . . .       7
                 Fair Market Value . . . . . . . . . . . . . . . . . .       7
                 Generally Accepted Accounting Principles or GAAP. . .       7
                 Guarantee . . . . . . . . . . . . . . . . . . . . . .       7
                 Guaranteed Debt . . . . . . . . . . . . . . . . . . .       7
                 Guarantor . . . . . . . . . . . . . . . . . . . . . .       8
                 Holder. . . . . . . . . . . . . . . . . . . . . . . .       8
                 Indebtedness. . . . . . . . . . . . . . . . . . . . .       8
                 Indenture . . . . . . . . . . . . . . . . . . . . . .       9
                 Indenture Obligations . . . . . . . . . . . . . . . .       9
                 Interest Payment Date . . . . . . . . . . . . . . . .       9
                 Interest Rate Agreements. . . . . . . . . . . . . . .       9
                 Investment. . . . . . . . . . . . . . . . . . . . . .       9
                 Lien. . . . . . . . . . . . . . . . . . . . . . . . .       9
                 Material Subsidiary . . . . . . . . . . . . . . . . .       9
                 Maturity. . . . . . . . . . . . . . . . . . . . . . .      10
                 Net Cash Proceeds . . . . . . . . . . . . . . . . . .      10
                 New Credit Facility . . . . . . . . . . . . . . . . .      10
                 Non-payment Default . . . . . . . . . . . . . . . . .      11
                 Officers' Certificate . . . . . . . . . . . . . . . .      11
                 Opinion of Counsel. . . . . . . . . . . . . . . . . .      11
                 Outstanding . . . . . . . . . . . . . . . . . . . . .      11
                 Pari Passu Indebtedness . . . . . . . . . . . . . . .      12
                 Paying Agent. . . . . . . . . . . . . . . . . . . . .      12
                 Payment Default . . . . . . . . . . . . . . . . . . .      12
                 Permitted Holders . . . . . . . . . . . . . . . . . .      12
                 Permitted Indebtedness. . . . . . . . . . . . . . . .      12
                 Permitted Investment. . . . . . . . . . . . . . . . .      14
                 Permitted Junior Securities . . . . . . . . . . . . .      14
                 Permitted Liens . . . . . . . . . . . . . . . . . . .      14
                 Permitted Subsidiary Indebtedness . . . . . . . . . .      16
                 Person. . . . . . . . . . . . . . . . . . . . . . . .      16
                 Predecessor Security. . . . . . . . . . . . . . . . .      16
                 Preferred Stock . . . . . . . . . . . . . . . . . . .      16
                 Prospectus. . . . . . . . . . . . . . . . . . . . . .      17
                 Public Offering . . . . . . . . . . . . . . . . . . .      17
                 Purchase Money Obligation . . . . . . . . . . . . . .      17
                 Qualified Capital Stock . . . . . . . . . . . . . . .      17
                 Redeemable Capital Stock. . . . . . . . . . . . . . .      17

                                                                           PAGE
                                                                           ----

                 Redemption Date . . . . . . . . . . . . . . . . . . .      17
                 Redemption Price. . . . . . . . . . . . . . . . . . .      18
                 Regular Record Date . . . . . . . . . . . . . . . . .      18
                 Responsible Officer . . . . . . . . . . . . . . . . .      18
                 Restricted Payment. . . . . . . . . . . . . . . . . .      18
                 Securities. . . . . . . . . . . . . . . . . . . . . .      18
                 Securities Act. . . . . . . . . . . . . . . . . . . .      18
                 Security Register . . . . . . . . . . . . . . . . . .      18
                 Security Registrar. . . . . . . . . . . . . . . . . .      18
                 Senior Indebtedness . . . . . . . . . . . . . . . . .      18
                 Senior Note Indenture . . . . . . . . . . . . . . . .      19
                 Senior Notes. . . . . . . . . . . . . . . . . . . . .      19
                 Separation Date . . . . . . . . . . . . . . . . . . .      19
                 Special Record Date . . . . . . . . . . . . . . . . .      19
                 Stated Maturity . . . . . . . . . . . . . . . . . . .      19
                 Subordinated Indebtedness . . . . . . . . . . . . . .      19
                 Subsidiary. . . . . . . . . . . . . . . . . . . . . .      19
                 Temporary Cash Investments. . . . . . . . . . . . . .      19
                 Trust Indenture Act . . . . . . . . . . . . . . . . .      20
                 Trustee . . . . . . . . . . . . . . . . . . . . . . .      20
                 Voting Stock. . . . . . . . . . . . . . . . . . . . .      20
                 Warrant . . . . . . . . . . . . . . . . . . . . . . .      20
                 Warrant Agent . . . . . . . . . . . . . . . . . . . .      20
                 Warrant Agreement . . . . . . . . . . . . . . . . . .      20
                 Wholly Owned Subsidiary . . . . . . . . . . . . . . .      20
Section 102.   Other Definitions.. . . . . . . . . . . . . . . . . . .      21
Section 103.   Compliance Certificates and Opinions. . . . . . . . . .      21
Section 104.   Form of Documents Delivered to Trustee. . . . . . . . .      22
Section 105.   Acts of Holders.. . . . . . . . . . . . . . . . . . . .      23
Section 106.   Notices, etc., to Trustee, the Company and Any Guarantor.    24
Section 107.   Notice to Holders; Waiver.. . . . . . . . . . . . . . .      24
Section 108.   Conflict with Trust Indenture Act.. . . . . . . . . . .      25
Section 109.   Effect of Headings and Table of Contents. . . . . . . .      25
Section 110.   Successors and Assigns. . . . . . . . . . . . . . . . .      25
Section 111.   Separability Clause.. . . . . . . . . . . . . . . . . .      25
Section 112.   Benefits of Indenture.. . . . . . . . . . . . . . . . .      25
Section 113.   Governing Law.. . . . . . . . . . . . . . . . . . . . .      25
Section 114.   Legal Holidays. . . . . . . . . . . . . . . . . . . . .      25
Section 115.   Consent to Jurisdiction and Service of Process. . . . .      26

                                                                           PAGE
                                                                           ----

                                   ARTICLE TWO

                                 SECURITY FORMS

Section 201.   Forms Generally.. . . . . . . . . . . . . . . . . . . .      26
Section 202.   Form of Face of Security. . . . . . . . . . . . . . . .      27
Section 203.   Form of Reverse of Security.. . . . . . . . . . . . . .      31
Section 204.   Form of Trustee's Certificate of Authentication.. . . .      35

                                  ARTICLE THREE

                                 THE SECURITIES

Section 301.   Title and Terms.. . . . . . . . . . . . . . . . . . . .      35
Section 302.   Denominations.. . . . . . . . . . . . . . . . . . . . .      36
Section 303.   Execution, Authentication, Delivery and Dating. . . . .      36
Section 304.   Temporary Securities. . . . . . . . . . . . . . . . . .      37
Section 305.   Registration, Registration of Transfer and Exchange.. .      38
Section 306.   Mutilated, Destroyed, Lost and Stolen Securities. . . .      39
Section 307.   Payment of Interest; Interest Rights Preserved. . . . .      40
Section 308.   Persons Deemed Owners.. . . . . . . . . . . . . . . . .      41
Section 309.   Cancellation. . . . . . . . . . . . . . . . . . . . . .      41
Section 310.   Computation of Interest.. . . . . . . . . . . . . . . .      41
Section 311.   CUSIP Numbers.. . . . . . . . . . . . . . . . . . . . .      42

                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 401.   Company's Option to Effect Defeasance or Covenant
               Defeasance. . . . . . . . . . . . . . . . . . . . . . .      42
Section 402.   Defeasance and Discharge. . . . . . . . . . . . . . . .      42
Section 403.   Covenant Defeasance.. . . . . . . . . . . . . . . . . .      43
Section 404.   Conditions to Defeasance or Covenant Defeasance.. . . .      43
Section 405.   Deposited Money and U.S. Government Obligations to
               Be Held in Trust; Other Miscellaneous Provisions. . . .      46
Section 406.   Reinstatement.. . . . . . . . . . . . . . . . . . . . .      46

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                                                                           PAGE
                                                                           ----

                                  ARTICLE FIVE

                                    REMEDIES

Section 501.   Events of Default.. . . . . . . . . . . . . . . . . . .      47
Section 502.   Acceleration of Maturity; Rescission and Annulment. . .      49
Section 503.   Collection of Indebtedness and Suits for Enforcement
               by Trustee. . . . . . . . . . . . . . . . . . . . . . .      50
Section 504.   Trustee May File Proofs of Claim. . . . . . . . . . . .      51
Section 505.   Trustee May Enforce Claims Without Possession of
               Securities. . . . . . . . . . . . . . . . . . . . . . .      51
Section 506.   Application of Money Collected. . . . . . . . . . . . .      52
Section 507.   Limitation on Suits.. . . . . . . . . . . . . . . . . .      52
Section 508.   Unconditional Right of Holders to Receive Principal,
               Premium and Interest. . . . . . . . . . . . . . . . . .      53
Section 509.   Restoration of Rights and Remedies. . . . . . . . . . .      53
Section 510.   Rights and Remedies Cumulative. . . . . . . . . . . . .      54
Section 511.   Delay or Omission Not Waiver. . . . . . . . . . . . . .      54
Section 512.   Control by Holders. . . . . . . . . . . . . . . . . . .      54
Section 513.   Waiver of Past Defaults.. . . . . . . . . . . . . . . .      54
Section 514.   Undertaking for Costs.. . . . . . . . . . . . . . . . .      55
Section 515.   Waiver of Stay, Extension or Usury Laws.. . . . . . . .      55

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 601.   Notice of Defaults. . . . . . . . . . . . . . . . . . .      56
Section 602.   Certain Rights of Trustee.. . . . . . . . . . . . . . .      56
Section 603.   Trustee Not Responsible for Recitals, Dispositions of
               Securities or Application of Proceeds Thereof.. . . . .      58
Section 604.   Trustee and Agents May Hold Securities;
               Collections; etc. . . . . . . . . . . . . . . . . . . .      58
Section 605.   Money Held in Trust.. . . . . . . . . . . . . . . . . .      58
Section 606.   Compensation and Indemnification of Trustee and Its
               Prior Claim.. . . . . . . . . . . . . . . . . . . . . .      59
Section 607.   Conflicting Interests.. . . . . . . . . . . . . . . . .      60
Section 608.   Corporate Trustee Required; Eligibility.. . . . . . . .      60
Section 609.   Resignation and Removal; Appointment of
               Successor Trustee.. . . . . . . . . . . . . . . . . . .      60
Section 610.   Acceptance of Appointment by Successor. . . . . . . . .      62
Section 611.   Merger, Conversion, Amalgamation, Consolidation or
               Succession to Business. . . . . . . . . . . . . . . . .      63
Section 612.   Preferential Collection of Claims Against Company.. . .      63

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                                                                           PAGE
                                                                           ----

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.   Company to Furnish Trustee Names and Addresses of Holders.   63
Section 702.   Disclosure of Names and Addresses of Holders. . . . . .      64
Section 703.   Reports by Trustee. . . . . . . . . . . . . . . . . . .      64
Section 704.   Reports by Company and Any Guarantor. . . . . . . . . .      64

                                  ARTICLE EIGHT

                CONSOLIDATION, MERGER, AMALGAMATION, CONVEYANCE,
                                TRANSFER OR LEASE

Section 801.   Company or Guarantor May Consolidate, Merge, etc.,
               Only on Certain Terms . . . . . . . . . . . . . . . . .      65
Section 802.   Successor Substituted . . . . . . . . . . . . . . . . .      67

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

Section 901.   Supplemental Indentures and Agreements Without
               Consent of Holders. . . . . . . . . . . . . . . . . . .      68
Section 902.   Supplemental Indentures and Agreements with Consent
               of Holders. . . . . . . . . . . . . . . . . . . . . . .      69
Section 903.   Execution of Supplemental Indentures and Agreements . .      70
Section 904.   Effect of Supplemental Indentures.. . . . . . . . . . .      70
Section 905.   Conformity with Trust Indenture Act.. . . . . . . . . .      70
Section 906.   Reference in Securities to Supplemental Indentures. . .      71
Section 907.   Record Date . . . . . . . . . . . . . . . . . . . . . .      71

                                   ARTICLE TEN

                                    COVENANTS

Section 1001.  Payment of Principal, Premium and Interest. . . . . . .      71
Section 1002.  Maintenance of Office or Agency.. . . . . . . . . . . .      71
Section 1003.  Money for Security Payments to Be Held in Trust . . . .      72
Section 1004.  Corporate Existence . . . . . . . . . . . . . . . . . .      74
Section 1005.  Payment of Taxes and Other Claims.. . . . . . . . . . .      74
Section 1006.  Maintenance of Properties.. . . . . . . . . . . . . . .      74

                                                                           PAGE
                                                                           ----

Section 1007.  Insurance.. . . . . . . . . . . . . . . . . . . . . . .      74
Section 1008.  Limitation on Indebtedness. . . . . . . . . . . . . . .      75
Section 1009.  Limitation on Restricted Payments.. . . . . . . . . . .      75
Section 1010.  Limitation on Transactions with Affiliates. . . . . . .      79
Section 1011.  Limitation on Sale of Assets. . . . . . . . . . . . . .      80
Section 1012.  Limitation on Liens.. . . . . . . . . . . . . . . . . .      85
Section 1013.  Limitation on Issuances of Guarantees of Indebtedness
               by Subsidiaries.. . . . . . . . . . . . . . . . . . . .      85
Section 1014.  Purchase of Securities upon Change of Control.. . . . .      86
Section 1015.  Limitation on Issuance and Sale of Capital Stock of . .
               Subsidiaries. . . . . . . . . . . . . . . . . . . . . .      90
Section 1016.  Limitation on Dividends and Other Payment Restrictions
               Affecting Subsidiaries. . . . . . . . . . . . . . . . .      91
Section 1017.  Limitation on Subordinated Indebtedness.. . . . . . . .      91
Section 1018.  Provision of Financial Statements.. . . . . . . . . . .      91
Section 1019.  Limitation on Compensation. . . . . . . . . . . . . . .      92
Section 1020.  Statement by Officers as to Default.. . . . . . . . . .      92
Section 1021.  Waiver of Certain Covenants.. . . . . . . . . . . . . .      93

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 1101.  Right of Redemption.. . . . . . . . . . . . . . . . . .      93
Section 1102.  Applicability of Article. . . . . . . . . . . . . . . .      94
Section 1103.  Election to Redeem; Notice to Trustee.. . . . . . . . .      94
Section 1104.  Selection by Trustee of Securities to Be Redeemed.. . .      94
Section 1105.  Notice of Redemption. . . . . . . . . . . . . . . . . .      94
Section 1106.  Deposit of Redemption Price.. . . . . . . . . . . . . .      95
Section 1107.  Securities Payable on Redemption Date.. . . . . . . . .      96
Section 1108.  Securities Redeemed or Purchased in Part. . . . . . . .      96

                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES

Section 1201.  Securities Subordinate to Senior Indebtedness.. . . . .      96
Section 1202.  Payment Over of Proceeds upon Dissolution, etc. . . . .      97
Section 1203.  Suspension of Payment when Senior Indebtedness in Default.   98
Section 1204.  Payment Permitted if No Default.. . . . . . . . . . . .     100
Section 1205.  Subrogation to Rights of Holders of Senior Indebtedness.    100

                                                                           PAGE
                                                                           ----

Section 1206.  Provisions Solely to Define Relative Rights.. . . . . .     100
Section 1207.  Trustee to Effectuate Subordination.. . . . . . . . . .     101
Section 1208.  No Waiver of Subordination Provisions.. . . . . . . . .     101
Section 1209.  Notice to Trustee.. . . . . . . . . . . . . . . . . . .     102
Section 1210.  Reliance on Judicial Order or Certificate of
               Liquidating Agent.. . . . . . . . . . . . . . . . . . .     103
Section 1211.  Rights of Trustee as a Holder of Senior Indebtedness;
                Preservation of Trustee's Rights.. . . . . . . . . . .     103
Section 1212.  Article Applicable to Paying Agents.. . . . . . . . . .     103
Section 1213.  No Suspension of Remedies.. . . . . . . . . . . . . . .     104
Section 1214.  Trustee's Relation to Senior Indebtedness.. . . . . . .     104

                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE

Section 1301.  Satisfaction and Discharge of Indenture.. . . . . . . .     104
Section 1302.  Application of Trust Money. . . . . . . . . . . . . . .     105

TESTIMONIUM      . . . . . . . . . . . . . . . . . . . . . . . . . . .     107

SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . .     107

ACKNOWLEDGMENTS

SCHEDULE I   Permitted Indebtedness

SCHEDULE II  Restrictions Affecting Subsidiaries

EXHIBIT A  Form of Intercompany Note

          INDENTURE, dated as of______, 1994, between INTERNATIONAL CONTROLS CORP., a Florida corporation (the "Company"), and MARINE MIDLAND BANK, a national banking association, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of __% Senior Subordinated Notes due 2004 (the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

          All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference thereto, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

          Certain terms used principally in Article Four are defined in Article Four.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (or any partner of such Person) or (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's (or any partner of such Person's) equity ownership or Voting Stock or any executive officer or director of either of such Persons. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means NBD Bank, N.A., the administrative agent under the New Credit Facility, and its successors and assigns.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (1) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets" or (2) that are of the Company to any Wholly Owned Subsidiary, or of any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of this Indenture.

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Banks" means the lenders who are or become parties to the New Credit Facility from time to time.

          "Board of Directors" means either the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" means the sum of (a) 60% of the inventory owned by the Company or any Subsidiary and (b) 85% of the trade accounts receivable owned by the Company or any Subsidiary (less any reserves relating to such receivables) (in each case as recorded on the books and records of the Company on a consolidated basis in accordance with GAAP).

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

          "Change of Control" means the occurrence of any of the following events: (i)(A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of Voting Stock representing the right to vote more than 45% of the general voting power (the "Voting Power") under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the Company (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) and (B) the Permitted Holders own less than 50% of the Voting Power; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the members of the Board of Directors then still in office who were either members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least two-thirds of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction (X) where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or (Y) where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation or the Company which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions in this Indenture described under Section 1009) and (B) no "person" or "group" other than the Permitted Holders owns immediately after such transaction, directly or indirectly, more than 45% of the total Voting Power of the surviving corporation or the Permitted Holders own 50% or more of the total Voting Power of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if, at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means International Controls Corp., a Florida corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its President or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss), in each case for such period, of such Person and its Consolidated Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of (I) Consolidated Interest Expense of such Person for such period and (II) the product of (x) all cash dividends (including the payment of accreted or accumulated dividends) paid on any Preferred Stock of such Person during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory income tax rate (but not less than zero) of such Person, expressed as a decimal, in each case, on a Consolidated basis and in accordance with GAAP; PROVIDED that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate, and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

          "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

          "Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person, the sum of (a) the interest expense of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discounts), and (iii) the interest portion of any deferred payment obligation plus (b) the interest expense attributable to Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period in each case as determined in accordance with GAAP.

          "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (loss) of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such Consolidated net income (or loss), by excluding, without duplication, (i) all extraordinary gains and losses, (ii) the portion of net income (or loss) of such Person and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) aggregate net gains (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders and (vii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

          "Consolidated Net Worth" means, with respect to any Person, the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

          "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

          "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 140 Broadway, 12th Floor, New York, New York 10005, Attention: Corporate Trust Department.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the New Credit Facility, the Senior Notes and the Senior Note Indenture and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with commitments to lend additional amounts of at least $40 million and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Event of Default" has the meaning specified in Article Five.

          "Exchange Act"  means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

          "Guarantee" means the guarantee by any Guarantor of the Indenture Obligations.

          "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantor" means any guarantor of the Indenture Obligations.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person (except for obligations which have been included in the Consolidated Net Income of such Person other than as Consolidated Interest Expense), (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses
(i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders of the Securities under this Indenture and the Securities, according to the terms thereof.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Material Subsidiary" means any Subsidiary of the Company (a) revenues attributable to which for the then most recently completed four fiscal quarters constituted 2% or more of the Consolidated revenues of the Company or (b) the assets of which at the end of such period constituted 2% of the Consolidated assets of the Company at the end of such period.

          "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the "Offer Date" or any redemption date and whether by declaration of acceleration, Change of Control Offer in respect of a Change of Control, Offer in respect of an Asset Sale, call for redemption or otherwise.

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under Section 1009, the proceeds of such issuance or sale in the form of cash or cash equivalents, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "New Credit Facility" means the Loan Agreement, dated as of          ,
1994, among International Controls Corp., Great Dane Trailers, Inc., Great Dane Trailers Nebraska, Inc., Great Dane Trailers Tennessee, Inc., Great Dane Los Angeles, Inc., Checker Motors Corporation, Checker Motors Co., L.P., South Charleston Stamping & Manufacturing Company, NBD Bank, N.A., as Agent, and the lenders party thereto, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

          "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company or the Trustee unless an independent counsel is required pursuant to the terms of this Indenture, and who shall be acceptable to the Trustee.

          "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

          (c) Securities, except to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

          (d) Securities paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes, to the reasonable satisfaction of the Trustee, the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

          "Pari Passu Indebtedness" means any Indebtedness of the Company that is PARI PASSU in right of payment to the Securities.

          "Paying Agent" means any Person authorized by the Company to pay the principal, premium, if any, or interest on any Securities on behalf of the Company.

          "Payment Default" means any default in the payment of principal, premium, if any, or interest, on any Designated Senior Indebtedness, whether at maturity or otherwise.

          "Permitted Holders" means (i) David R. Markin, Martin L. Solomon, Allan R. Tessler and Wilmer J. Thomas, Jr. or any one of them, (ii) any trusts created for the benefit of the persons described in clause (i) or members of any such person's immediate family; and (iii) in the event of the incompetence or death of any of the persons described in clause (i), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries.

          "Permitted Indebtedness" means the following:

               (i) Indebtedness of the Company or any Subsidiary (including Indebtedness in respect of which the Company and one or more Subsidiaries are co-obligors) under the New Credit Facility in an aggregate principal amount not to exceed (a) $50 million under any term loan portion thereof less the amount of any permanent repayment of Indebtedness thereunder plus (b) the amount of the Borrowing Base calculated as of the date of incurrence of such Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) under any revolving credit agreement portion thereof;

              (ii)  Indebtedness of the Company pursuant to the Securities;

             (iii) Indebtedness of the Company or any Subsidiary outstanding on the date of this Indenture and listed on Schedule I hereto;

              (iv)  Indebtedness (a) of the Company owing to a Subsidiary or
(b) of a Wholly Owned Subsidiary owing to the Company or another Wholly

Owned Subsidiary (which for purposes of this clause (iv) shall include SCSM (as defined below) so long as the Company beneficially owns, directly or indirectly, at least 90% of the outstanding capital stock of SCSM); PROVIDED that any such Indebtedness is made pursuant to an intercompany note in the form attached as an exhibit to this Indenture and, in the case of Indebtedness of the Company owing to a Subsidiary, is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, upon acceleration or otherwise) to the payment and performance of the Company's obligations under the Securities; PROVIDED, FURTHER, that (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary and other than a pledge of any such intercompany note to the agent bank under the New Credit Facility in accordance with the terms of the New Credit Facility as in effect on the date of this Indenture) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv) and
(y) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by the Company or such other Wholly Owned Subsidiary that is not permitted by this clause (iv);



               (v) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (i), (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and such refinancing does not reduce or advance the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

              (vi) guarantees by the Company or any Subsidiary of a line of credit of Checker Taxi Association, Inc. in an aggregate principal amount outstanding not to exceed at any given time $1 million;


             (vii)  guarantees of any Subsidiary made in accordance with the provisions of Section 1013 or Section 1015;

            (viii) guarantees by Subsidiaries of Indebtedness of third parties incurred in the ordinary course of business consistent with past practice in an aggregate principal amount outstanding not to exceed at any given time $15 million;

              (ix) earned but unpaid compensation of present and future directors and executive officers of either the Company or any of its Subsidiaries; and

               (x) Indebtedness of the Company and any Subsidiary (including indebtedness in respect of which the Company and one or more Subsidiaries are co-obligers) in addition to that described in paragraphs (i) through (ix) of this definition of "Permitted Indebtedness" in an aggregate principal amount outstanding not to exceed at any given time $25 million.

          "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or Investments by the Company or any Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary or
(b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Investments in the Securities; (iii) Indebtedness of the Company or a Subsidiary described under clause (iv), (vi), (vii) or
(viii) of the definition of "Permitted Indebtedness"; (iv) Temporary Cash Investments; (v) Investments in existence on the date of this Indenture; and
(vi) Investments made by American Country Insurance Company ("Country"), an Illinois corporation, or any other Subsidiary in the ordinary course of the insurance business and in accordance with the statutes and governmental regulations regulating its affairs in its domestic jurisdiction.

          "Permitted Junior Securities" means (so long as the effect of any exclusion employing this definition is not to cause the Securities to be treated in any case or proceeding or similar event described in clauses (a), (b) or (c) of Section 1202 as part of the same class of claims as the Senior Indebtedness or any class of claims PARI PASSU with, or senior to, the Senior Indebtedness, for any payment or distribution) equity securities or subordinated securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinated at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness then outstanding; PROVIDED that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or cash equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

          "Permitted Liens" means the following:

               (i) any Lien existing, or provided for under arrangements existing, as of the date of this Indenture;

              (ii) any Lien arising by reason of (1) any judgment, decree or order of any court or other governmental authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments or similar charges not yet delinquent or which are being contested in good faith;
(3) security for the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including but not limited to in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto); (4) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business; (6) deposits or pledges to secure public or statutory obligations, progress payments, surety and appeal bonds or other obligations of like nature incurred in the ordinary course of business; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines or other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; or (8) operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

             (iii) any Lien securing Acquired Indebtedness created prior to (and not created in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, which Indebtedness is permitted under the provisions of Section 1008;

              (iv) any Lien securing Indebtedness incurred under the New Credit Facility;

               (v) any Lien on the collateral securing Indebtedness incurred under the Senior Notes and the Senior Note Indenture;

              (vi) any Lien created by Subsidiaries to secure Indebtedness of such Subsidiaries to the Company;

             (vii) any Lien securing Purchase Money Obligations and Capital Lease Obligations incurred pursuant to the provisions of Section 1008;

            (viii) any Lien securing Indebtedness incurred pursuant to paragraph (x) of the definition of Permitted Indebtedness;

              (ix)  any Lien securing Permitted Subsidiary Indebtedness;

               (x) any Lien in favor of the agent bank under the New Credit Facility securing the intercompany note issued pursuant to paragraph (iv) of the definition of Permitted Indebtedness; and

              (xi) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (i), (iii) and (v) so long as (1) the amount of security is not increased thereby, (2) the aggregate amount of Indebtedness or other obligations secured by the Lien after such extension, renewal, refinancing or replacement does not exceed the aggregate amount of the Indebtedness or other obligations secured by the existing Lien prior to such extension, renewal, refinancing or replacement plus an amount equal to the lesser of (a) the stated premium required to be paid in connection with such an extension, renewal, refinancing or replacement pursuant to the terms of the Indebtedness or (b) the amount of any premium actually paid by the Company to accomplish such extension, renewal, refinancing or replacement and
(3) the Indebtedness secured by such Lien (other than Permitted Indebtedness) is permitted under the provisions of Section 1008.

          "Permitted Subsidiary Indebtedness" means Indebtedness of the Subsidiaries of the Company in the aggregate principal amount outstanding not to exceed $25 million at any given time under any agreement providing for subsidized financing from any federal or state governmental agency.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

          "Prospectus" means the prospectus, dated _______, 1994, first used to confirm sales of the Securities, included in the Company's registration statement on Form S-1 (File No. 033-52255) under the Securities Act.

          "Public Offering" means an underwritten initial public offering of Qualified Capital Stock (other than Preferred Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act which results in gross cash proceeds to the Company of not less than $25 million.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or its Subsidiaries, and any additions and accessions thereto, which are purchased by the Company or any Subsidiary at any time after the Securities are issued; PROVIDED, that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or any Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Redemption Date" when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" when used with respect to any Security to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means ___________ or ___________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, assistant treasurer, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning specified in Section 1009.

          "Securities" has the meaning specified in the first recital of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" has the meaning specified in Section 305.

          "Security Registrar" means the office or agency designated pursuant to
Section 1002 where Securities may be presented for registering any transfers pursuant to this Indenture.

          "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowed as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowed as a claim in such proceeding) on all Indebtedness of the Company from time to time owed under the New Credit Facility and the Senior Notes and the Senior Note Indenture; PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding, or replacement of the New Credit Facility or the Senior Notes shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate in right of payment to any other Indebtedness of the Company. Notwithstanding the foregoing,

"Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred, and without respect to any election under Section 1111(b) of the Bankruptcy Law, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries and (vii) that portion of any Indebtedness which at the time of incurrence is issued in violation of the provisions of Section 1008 of this Indenture.

          "Senior Note Indenture" means the Indenture dated as of ________, 1994 among the Company and First Fidelity Bank, National Association, as trustee, as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, supplementations or other modifications of the foregoing).

          "Senior Notes" means the Company's ___% Senior Secured Notes due 2002 issued pursuant to the Senior Note Indenture.

          "Separation Date" has the meaning set forth in the Warrant Agreement.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Securities.

          "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

          "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit or money market deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System, including without limitation the Trustee or an Affiliate of the Trustee, and that has combined capital and surplus and undivided profits of not less than $250,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency, or "A-1" or higher according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company but including the Trustee or an Affiliate of the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency, and (iv) any repurchase obligation with a term of not more than 90 days for direct obligations of the United States of America entered into with a bank meeting the qualifications described in clause (ii) above.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Warrant" means any Warrant (as defined in the Warrant Agreement) from time to time outstanding pursuant to the Warrant Agreement.

          "Warrant Agent" means American Stock Transfer & Trust Company, until a successor Warrant Agent shall have become such pursuant to the applicable provisions of the Warrant Agreement and, thereafter, such successor.

          "Warrant Agreement" means the Warrant Agreement, dated as of __________, 1994 between the Company and the Warrant Agent.

          "Wholly Owned Subsidiary" means a corporate Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) or a partnership Subsidiary all the equity interest of which is owned by the Company or another Wholly Owned Subsidiary.

          Section 102.  OTHER DEFINITIONS.


                                                                 Defined
           Term                                                in Section
          ------                                               ----------

          "Affiliate Transaction"                                 1010
          "Act"                                                    105
          "Change of Control Offer"                               1014
          "Change of Control Purchase Date"                       1014
          "Change of Control Purchase Notice"                     1014
          "Change of Control Purchase Price:                      1014
          "covenant defeasance"                                    403
          "Defaulted Interest"                                     307
          "Defeasance"                                             402
          "Defeasance Redemption Date"                             404
          "Defeased Securities"                                    401
          "Excess Proceeds"                                       1011
          "Excess Security Amount"                                1011
          "Initial Blockage Period"                               1203
          "Offer"                                                 1011
          "Offer Date"                                            1011
          "Offered Price"                                         1011
          "Pari Passu Debt Amount"                                1011
          "Pari Passu Offer"                                      1011
          "Payment Blockage Period"                               1203
          "Purchase Date"                                         1011
          "Required Filing Dates"                                 1017
          "SCSM"                                                  1009
          "Securities Amount"                                     1011
          "Senior Representative"                                 1203
          "Surviving Entity"                                       801
          "U.S. Government Obligations"                            404

          Section 103.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, any Guarantor and any other obligor on the Securities shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 104.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company, any Guarantor or other obligor of the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor of the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor of the Securities, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 105.  ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate of affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

          Section 106.  NOTICES, ETC., TO TRUSTEE, THE COMPANY
AND ANY GUARANTOR.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor of the Securities shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at 140 Broadway, 12th Floor, New York, New York 10005, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Holders, the Company, any Guarantor or any other obligor of the Securities by the Trustee; or

          (b) the Company or any Guarantor shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at 2016 North Pitcher Street, Kalamazoo, Michigan 49007, Attention: President, or at any other address previously furnished in writing to the Trustee by the Company.

          Section 107.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 108.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section 109.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 110.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company and any Guarantors shall bind their successors and assigns, whether so expressed or not.

          Section 111.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 112.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 113.  GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          Section 114.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section 115.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          Each Guarantee, if any, of a non-U.S. Subsidiary will provide (i) that the Guarantor has irrevocably designated and appointed The CT Corporation System ("CT") as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Securities or any Guarantee for actions brought under federal or state Securities laws or for actions brought by the Trustee in any federal or state court in New York, (ii) that service of process upon CT (or any successor) at its office at 1633 Broadway, New York, New York 10019 shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor and (iii) that the Guarantor has irrevocably submitted to the jurisdiction of the federal and state courts in New York for any such suit, action or proceeding. Said designation and appointment shall be irrevocable. The Trustee is not the agent for service of process for any such actions. To the extent that the Guarantor may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, any such Guarantor will in the Guarantee irrevocably waive such immunity in respect of its obligations under this Indenture, the Securities or any Guarantee to the extent permitted by law (it being understood that such waiver shall not be required to be made until such time as the Guarantor shall become a Guarantor).

                                   ARTICLE TWO

                                 SECURITY FORMS

          Section 201.  FORMS GENERALLY.

          The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          Section 202.  FORM OF FACE OF SECURITY.

          The form of the face of the Securities shall be substantially as follows:

                          INTERNATIONAL CONTROLS CORP.

                              --------------------

                     ___% SENIOR SUBORDINATED NOTES due 2004


CUSIP No.
No. ____________                                                   $____________

          INTERNATIONAL CONTROLS CORP., a Florida corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of _____________________ United States dollars on ______, 2004, at the office or agency of the Company referred to below, and to pay interest thereon from ______, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________ and_____ , in each year, commencing
____ , 1994 at the rate of __% per annum, in United States dollars, until the principal hereof is paid or duly provided for.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be _______ or _______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the

Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

                                        INTERNATIONAL CONTROLS CORP.

                                        By:
                                           ---------------------------------
                                           [Title]

Attest:
                                                       [SEAL]


- ---------------------------------
           Secretary

          All Securities issued prior to the Separation Date shall have printed or overprinted thereon the following legends:

          This Security is initially issued as part of an issuance of Units,
     each consisting of $1,000 principal amount of [   ]% Senior Subordinated
     Notes due 2004 (the "Notes") of International Controls Corp. (the
     "Company") and [     ] Warrants of the Company expiring _______, 1999 (the
     "Warrants"), each representing the right to purchase ____ shares of common stock, par value $0.01 per share of the Company (the "Common Stock"), subject to adjustment as provided in the Warrant Agreement (as defined
     below).  Until [                , 1994] (or such earlier date as may be
     determined in accordance with the Warrant Agreement)(the "Separation Date"), (i) this Security shall evidence beneficial ownership of one Unit for each $1,000 principal amount of the Notes registered in the name of the Holder below and represented by this certificate and (ii) beneficial ownership of the Notes and the Warrants issued as part of each Unit represented hereby shall not be separately transferable. Until the Separation Date, the Units represented hereby shall be transferable only by the transfer of this Security on the Security Register maintained by the Company pursuant to the Indenture. On the Separation Date, the Notes and the Warrants comprising each Unit shall separate and thereafter the Warrants shall be represented by separate Warrant Certificates to be issued and delivered by the Warrant Agent in accordance with the terms of the Warrant Agreement. From and after the Separation Date, this Security shall represent beneficial ownership of the Notes only and the Notes and the Warrants shall be independently transferable pursuant to the terms of the Indenture and the Warrant Agreement, respectively. The "Warrant Agreement" means the Warrant Agreement, dated as of __________, 1994, by and between the Company and American Stock Transfer & Trust Company, as Warrant Agent.

          By accepting a Security bearing this endorsement, each Holder of this Security shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such Holder had signed the same.

                              ELECTION TO EXERCISE

          The undersigned registered holder of this Security hereby irrevocably
     elects to exercise [         ] Warrants (evidenced by Warrant Certificates
     deposited with the Warrant Agent the beneficial ownership of which is evidenced by this Security) and in payment of the aggregate Exercise Price (as defined in the Warrant Agreement), the undersigned herewith tenders payment in cash or by certified or official bank or bank cashier's check in
     the amount of $[       ], at the rate of $[         ] for each share of
     Common Stock into which each Warrant is
     exercisable. The undersigned requests that a certificate representing the shares of Common Stock issuable upon exercise of such Warrants be
     registered in the name of [           ] whose address is [             ]
     and that such certificate be delivered to [         ] whose address is
     [                    ].  Any cash payments to be made in lieu of a
     fractional share should be made to [                    ] whose address is
     [               ] and the check representing payment thereof should be
     delivered to [           ] whose address is [                          ].

Dated:

Name of Holder of this Security:   ___________________________
                       Address:    ___________________________
                                   ___________________________
                       Signature:  ___________________________

Note: The above signature must correspond with the name as written upon the face of this Security in every particular, without alteration or enlargement whatever and if the certificate representing the shares of Common Stock or any principal amount of this Security or the associated Warrants which are not being exercised is to be registered in a name other than that in which this Security is registered, or if any cash payment in lieu of a fractional share is to be made to a person other than the registered holder of this Security, the signature of the Holder hereof must be guaranteed as provided in the Warrant Agreement.

          Section 203.  FORM OF REVERSE OF SECURITY.

          The form of the reverse of the Securities shall be substantially as follows:



          This Security is one of a duly authorized issue of Securities of the Company designated as its __% Senior Subordinated Notes due 2004 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $100,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of _______, 1994, between the Company and Marine Midland Bank, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.



          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on this Security and (b) certain restrictive covenants and related

Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

          The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether Outstanding on the date of the Indenture or thereafter, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

          The Securities are subject to redemption, as a whole or in part, at any time on or after _____, 1999 at the option of the Company upon not less than 30 nor more than 60 days' prior notice by first-class mail, at the election of the Company, in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning ______ of the years indicated below:

                              Year        Redemption Price
                             ------      ------------------

                              1999                %
                              2000                %
                              2001                %

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

          In addition, up to 25% of the aggregate principal amount of the Securities Outstanding on the date of the Indenture will be redeemable prior to _____, 1997, at the option of the Company, within 120 days of a Public Offering from the net proceeds of such sale, in amounts of $1,000 or an integral multiple thereof, at a redemption price equal to ___% of the principal amount, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); PROVIDED that $___ in aggregate principal amount of the Securities remains Outstanding immediately following such redemption.

          If less than all of the Securities are to be redeemed in the case of any of the foregoing redemptions, the Trustee shall select the Securities or the portion thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

          Upon the occurrence of a Change in Control, each Holder may require the Company to repurchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date of repurchase.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company or reasonably related thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking PARI PASSU to the Securities.

          In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

          In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor (in the event such Guarantor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof in the Security Register for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          Section 204.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

  This is one of the Securities referred to in the within-mentioned Indenture.

Date:

Marine Midland Bank, National Association,
          As Trustee


By:__________________________
      Authorized Signatory


                                  ARTICLE THREE

                                 THE SECURITIES


          Section 301.  TITLE AND TERMS.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 906, 1011, 1014 or 1108.

          The Securities shall be known and designated as the "__% Senior Subordinated Notes due 2004" of the Company. The Stated Maturity of the Securities shall be ______, 2004, and the Securities shall bear interest at the rate of __% per annum from ______, 1994 or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on __________, 1994 and semi-annually thereafter on _________, and __________, in each year, until the principal thereof is paid or duly provided for.

          The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; PROVIDED, HOWEVER, that at the option of the Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register. The initial such office shall be 140 Broadway, 12th Floor, New York, New York 10005, Attention: Corporate Trust Department, until the Company shall maintain some other office or agency for such purpose and shall give the

Trustee written notice of the location thereof. The Trustee shall be the Paying Agent until such time as the Company shall designate a successor in accordance with the terms of this Indenture.

          The Securities shall be redeemable as provided in Article Eleven.

          At the election of the Company, the entire indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

          Section 302.  DENOMINATIONS.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          Section 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          In case the Company shall be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received such assets and properties pursuant to any such sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and make available for delivery Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

          Section 304.  TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          Section 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to this Section 305 or Section 303, 304, 906, 1011, 1014 or 1108 not involving any transfer.

          The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          The Securities and the Warrants will not be separately exchangeable or transferable prior to the Separation Date, at which time the Securities shall become separately exchangeable and transferable. Prior to the Separation Date, the Securities will be exchangeable and transferable only together with the Warrants related thereto as set forth in the Warrant Agreement.

          Section 306.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

          If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, each Guarantor, if any, and the Trustee, such security or indemnity, in each case, as may be required by each of them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

          Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such interest payment.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at the address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 308.  PERSONS DEEMED OWNERS.

          The Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

          Section 309.  CANCELLATION.

          All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned to the Company. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

          Section 310.  COMPUTATION OF INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section 311.  CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

          Section 401. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

          Section 402.  DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company and any Guarantor, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 306, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 606, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

          Section 403.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 401 of the option applicable to this Section 403, each of the Company and any Guarantor, if any, shall be released from its obligations under any covenant or provision contained in Sections 1005 through 1018 and the provisions of Article Eight and Article Twelve shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

          Section 404.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee), to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the Defeased Securities on the Stated Maturity of such principal or installment of principal or interest (or on any date after ______, 1999 (such date being referred to as the "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date); PROVIDED that the Trustee shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) In the case of an election under Section 402, the Company shall have delivered to the Trustee an independent Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States federal income tax law or the judicial interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (3) In the case of an election under Section 403, the Company shall have delivered to the Trustee an independent Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsection 501(g) and (h) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (5) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest with respect to any securities of the Company or any Guarantor.

          (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

          (7) The Company shall have delivered to the Trustee an independent Opinion of Counsel in the United States to the effect that, (x) the trust funds established pursuant to this Article will not be subject to any rights of holders of any Indebtedness of the Company, including, without limitation, those arising under this Indenture (other than the rights of the Holders of the Securities to receive the principal of, premium, if any, and interest on, the Securities), and (y) after the 91st day following the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable United States bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. (For the limited purpose of the Opinion of Counsel referred to in this clause (7), such Opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, PROVIDED that such solvency letter is also addressed and delivered to the Trustee.)

          (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others.

          (9) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an independent Opinion of Counsel, each stating that all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with as contemplated by this Section 404.

          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Section 405. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 405, the "Trustee") pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance. In the event of an error in any calculation resulting in a withdrawal hereunder, the Company shall deposit an amount equal to the amount erroneously withdrawn as promptly as practicable after becoming aware of such error.

          Section 406.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; PROVIDED, HOWEVER, that if the Company makes any payment to the Trustee or Paying Agent of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES

          Section 501.  EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          An Event of Default will occur under this Indenture if:

          (a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

          (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security when and as the same shall become due and payable (at its maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in paragraphs (a) or (b) or in clauses (ii),
(iii) and (iv) of this paragraph (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail,
(A) to the Company by the Trustee or (B) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions described in Article Eight; (iii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section

1014; or (iv) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1011;

          (d) any default in the payment of principal, premium, if any, or interest on any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness which aggregate in excess of $5 million when the same shall become due and payable and continuation of such default after any applicable grace period and, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

          (e) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individually or in the aggregate, shall be entered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either (i) enforcement proceedings shall have been commenced upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (f) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (g) (i) the Company or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Material Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (iv) the Company or any Material Subsidiary (A) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Material Subsidiary or of any substantial part of its property, (B) makes an assignment for the benefit of creditors or (C) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Material Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (g).

          The Company shall deliver to the Trustee within five business days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

          Section 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default (other than as specified in paragraphs (f) and (g) of Section 501) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may declare by notice to the Company (or the Company and the Trustee if notice is given by the Holders) the Securities due and payable immediately at their principal amount together with accrued and unpaid interest, if any, to the date the Securities shall have become due and payable and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Securities by appropriate judicial proceeding. If an Event of Default specified in paragraph (f) or (g) of Section 501 occurs and is continuing, then all the Securities shall IPSO FACTO become and be immediately due and payable, in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

          Notwithstanding the provisions of Section 513, at any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

              (ii)   all overdue interest on all Securities,

             (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

              (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

          (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such rescission shall affect any subsequent default or impair any right consequent thereon provided in Section 513.

          Section 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company and any Guarantor covenant that if

          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof, the Company and any such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Guarantees, if any, by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 512.

          Section 504. TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including each Guarantor, if any, upon the Securities or the property of the Company or of such other obligor, if any, or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding, is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 506.  APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under
Section 606;

          SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          Section 507.  LIMITATION ON SUITS.

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture or any Guarantee and for the equal and ratable benefit of all the Holders.

          Section 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 509.  RESTORATION OF RIGHTS AND REMEDIES.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees, if any, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantors, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 510.  RIGHTS AND REMEDIES CUMULATIVE.

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any
Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event
of Default or an     acquiescence therein.  Every right and remedy given by
this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 512.  CONTROL BY HOLDERS.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Guarantee;

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (c) subject to Section 602, the Trustee shall have the right to decline any such direction if the Trustee, in good faith shall, by a Responsible Officer, determine that the proceeding so directed would involve the Trustee in personal liability.

          Section 513.  WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default under this Indenture and its consequences, except a Default

      (a) in the payment of the principal of, premium, if any, or interest on any Security, or

      (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security.


          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 514.  UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

         Section 515.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors, if any, (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                               ARTICLE SIX

                               THE TRUSTEE

          Section 601.  NOTICE OF DEFAULTS.

          Within 60 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.


          Section 602.  CERTAIN RIGHTS OF TRUSTEE.


        Subject to the provisions of Trust Indenture Act Sections
315(a) through 315(d):

      (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) the Trustee may consult with counsel of its selection and any advice of such counsel confirmed in writing within five Business Days of the rendering thereof or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless, subject to Section 602(d) above, requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; PROVIDED that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; PROVIDED, FURTHER, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

          (i) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate (and, without limiting the generality of the foregoing, the Trustee may rely on an Officers' Certificate that a guarantee by a Subsidiary meets the requirements of
Section 1015);

          (j) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (k) the Trustee shall not be charged in the knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of the Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee in accordance with the terms of this Indenture.

          Section 603. TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 604.  TRUSTEE AND AGENTS MAY HOLD SECURITIES;
COLLECTIONS; ETC.

          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

          Section 605.  MONEY HELD IN TRUST.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee shall invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments only in accordance with a Company Order.

          Section 606. COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM.

          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all losses, liabilities, taxes, assessments or other governmental charges (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 606 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise of its powers and duties hereunder. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

          The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 606, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(g) or Section 501(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          All such payments and reimbursements shall bear interest on the amount outstanding from time to time at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the prime rate announced by the Trustee from time to time.

          Section 607.  CONFLICTING INTERESTS.

          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.


         Section 608.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office or an agent in The City of New York to the extent there is such an institution eligible and willing to serve. If the Trustee does not have a New York office, the Trustee shall appoint an agent in The City of New York to conduct any activities as contemplated by Section 1002 on behalf of the Trustee to be performed in The City of New York. The Trustee may not rescind any such agency without the consent of the Company which shall not be unreasonably withheld. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 609.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR
TRUSTEE.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office or agent hereunder.

       Section 610.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

       Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor Trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606.

          No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with
Section 608 in The City of New York.

          Upon acceptance of appointment by any successor Trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

          Section 611. MERGER, CONVERSION, AMALGAMATION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Sixth and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 in the City of New York, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

          Section 612.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                              ARTICLE SEVEN

            HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee


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

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

       Section 702.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

          Section 703.  REPORTS BY TRUSTEE.

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and to the extent required by Trust Indenture Act
Section 313(a).

          Section 704.  REPORTS BY COMPANY AND ANY GUARANTOR.

          The Company and any Guarantor shall:

          (a) file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section
13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company, or any Guarantor, as the case may be, pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                              ARTICLE EIGHT

                   CONSOLIDATION, MERGER, AMALGAMATION,
                      CONVEYANCE, TRANSFER OR LEASE

          Section 801. COMPANY OR GUARANTOR MAY CONSOLIDATE, MERGE, ETC., ONLY ON CERTAIN TERMS.

          (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

               (i) either (A) the Company shall be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

               (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

               (iv) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such PRO FORMA calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness under the provisions of Section 1008 (other than Permitted Indebtedness);

               (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Securities;

               (vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1012 are complied with; and

               (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or series of related transactions, merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto:

               (i) either (A) such Guarantor shall be the continuing corporation or (B) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Securities and this Indenture;

               (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing; and

               (iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate.

          Section 802.  SUCCESSOR SUBSTITUTED.

          In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture, the Securities or such Guarantee, as the case may be; PROVIDED that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or such Guarantee, as the case may be.


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

                              ARTICLE NINE

                         SUPPLEMENTAL INDENTURES

          Section 901. SUPPLEMENTAL INDENTURES AND AGREEMENTS WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company and the Guarantors, if any, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities and in any Guarantee;

          (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor, as applicable, herein, in the Securities or in any Guarantee;

          (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; PROVIDED, that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

          (e) to add a Guarantor pursuant to the requirements of Sections 1013 or 1015;

          (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

          (g)  to secure the Securities pursuant to the requirements of
Section 1012 or otherwise; or

          (h) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which


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

are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee, pursuant to this Indenture or otherwise.

          Section 902. SUPPLEMENTAL INDENTURES AND AGREEMENTS WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company, and each Guarantor (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee; PROVIDED, FURTHER, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or waive a default in the payment of the principal of, or interest on any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

          (b) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1014 or make and consummate an Offer in accordance with Section 1011, including, in each case, amending, changing or modifying any of the definitions with respect thereto;

          (c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture or with respect to any Guarantee;

          (d) modify any of the provisions of this Section or Sections 513 and 1021, except to increase any such percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

          (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of their rights and obligations under this Indenture;

          (f) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities in right of payment to other Indebtedness of the Company or which subordinates any Guarantee in right of payment to other Indebtedness of such Guarantor; or

          (g) consent to the release of any Collateral from the Lien created by the Pledge Agreement or permit the creation of any Lien on the Collateral except in each case in accordance with the terms of this Indenture and the Pledge Agreement.


          Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 903.  EXECUTION OF SUPPLEMENTAL INDENTURES AND AGREEMENTS.

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to the Trust Indenture Act Sections 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

          Section 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


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

          Section 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor, if any, and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          Section 907.  RECORD DATE.

          If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than 90 days after such record date and no action shall be taken in respect of such consent after such 90 day period.

                               ARTICLE TEN

                                COVENANTS

       Section 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

          The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.


          Section 1002.  MAINTENANCE OF OFFICE OR AGENCY.


          The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the agent of the Trustee selected in accordance with Section 608 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Company hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          Section 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company or any of the Guarantors, if any, (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall there upon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company; PROVIDED FURTHER, HOWEVER, that if either the New York Times or the Wall Street Journal (national edition) is not then published a notice published in either shall be sufficient and if both shall not then be published publication may be made in a newspaper of general circulation in the State of New York.

          Section 1004.  CORPORATE EXISTENCE.

          Subject to Article Eight and Section 1014, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          Section 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.


          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, the failure to pay or discharge of which would have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries taken as one enterprise; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

          Section 1006.  MAINTENANCE OF PROPERTIES.

          The Company will cause all material properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

          Section 1007.  INSURANCE.

          The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties, except where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its Subsidiaries, taken as a whole.

          Section 1008.  LIMITATION ON INDEBTEDNESS.

          The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "incur") any Indebtedness (other than Permitted Indebtedness but including any Acquired Indebtedness) unless (i) such Indebtedness is Indebtedness of the Company, Permitted Subsidiary Indebtedness or Acquired Indebtedness of a Subsidiary and (ii) at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding such incurrence reflected on the Company's historical financial statements is at least equal to 2.0:1.0 (after giving PRO FORMA effect to (a) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four- quarter period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (c) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and (d) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale, or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period).

          Section 1009.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution to holders of, the Company's Capital Stock (other than dividends or distributions payable in shares of the Company's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary or Capital Stock held by the Company or any Wholly Owned Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

               (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, any sinking fund payment or maturity, any Subordinated Indebtedness;


               (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than with respect to any Capital Stock held by the Company or any of its Wholly Owned
Subsidiaries);

               (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company); or

               (vi) make any Investment in any Person (other than any Permitted Investments);


(all of the foregoing payments described in paragraphs (i) through (vi) above, other than any such action that is a Permitted Payment
(as defined below), collectively are referred to as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under Section 1008; and
(3) the aggregate amount of all such Restricted Payments (other than Permitted Payments) declared or made after the date of this Indenture does not exceed the sum of:

                    (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter commencing after the date of this Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                    (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Capital Stock or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below);

                    (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of the Company; and

                    (D) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange.

          (b)  Notwithstanding the foregoing, and in the case of paragraphs
(ii), (iii), (iv), (v), (vi), (vii) and (viii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of paragraphs (i) through (ix) being referred to as a "Permitted Payment"):

               (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

               (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege which in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

               (iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of any Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

               (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company; PROVIDED that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such old Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) such new Subordinated Indebtedness is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

               (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value (collectively, a "repurchase") of all (but not less than all) the Company's Subordinated Discount Debentures due January 1, 2006 and the Company's 12 3/4% Senior Subordinated Debentures due 2001, in each case, outstanding on the date of this Indenture in accordance with the terms of the respective instruments governing the terms of such respective Indebtedness for an aggregate consideration not to exceed $____ million (plus accrued and unpaid interest through the date of repurchase) for all Subordinated Discount Debentures due January 1, 2006 repurchased and $____ million (plus accrued and unpaid interest through the date of repurchase) for all 12 3/4% Senior Subordinated Debentures due 2001 repurchased;

               (vi) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 100% of the principal amount of such Indebtedness pursuant to a provision similar to Section 1011 of this Indenture; PROVIDED, that prior to such repurchase the Company has made the Offer as provided in Section 1011 of this Indenture and has repurchased all Securities validly tendered for payment in connection with such Offer;

               (vii) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control pursuant to a provision similar to Section 1014 of this Indenture; PROVIDED, that prior to such repurchase the Company has made the Change of Control Offer as provided in Section 1014 of this Indenture and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer; and

               (vii) (A) the payment by South Charleston Stamping and Manufacturing Company ("SCSM") of any dividend or distribution on any of its Capital Stock; PROVIDED that such payments are paid pro rata to all shareholders and that the aggregate amount of any such payments paid to shareholders (other than the Company and its Wholly Owned Subsidiaries) within any fiscal year does not exceed 10% of the Consolidated Net Income of SCSM for the previous fiscal year.

       Section 1010.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend, or increase the payments by the Company or any of its Subsidiaries under or otherwise alter the terms of, any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company, including pay any compensation paid to Affiliates of the Company that are officers or employees of the Company (each, an "Affiliate Transaction") unless (i) such Affiliate Transaction is in writing and on terms which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable to the Company or such Subsidiary as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with a Person who is not such an Affiliate of the Company,
(ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $2 million, the Company delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above and that either (A) such Affiliate Transaction has been approved by a majority of the Disinterested Directors of the Board of Directors who shall have determined in good faith that such Affiliate Transaction is on terms which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable to the Company or such Subsidiary as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm'slength basis with a Person who is not such an Affiliate of the Company, or (B) the Company has received an opinion from a qualified independent financial adviser to the Company to the effect that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view, and (iii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, the Company delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above and both clauses (ii)(A) and (ii)(B) above; PROVIDED, HOWEVER, that Affiliate Transactions shall not include (i) transactions between the Company and any of its Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries of the Company (for this purpose a Wholly Owned Subsidiary shall include SCSM if the Company, directly or indirectly, beneficially owns at least 90% of the equity interest in SCSM and the remaining equity interest, if any, is beneficially owned by Persons other than Affiliates of the Company), (ii) any transaction with an officer or member of the Board of Directors of the Company or any Subsidiary entered into in the ordinary course of business or (iii) performance of any agreement or arrangement in existence (written or oral) on the date of this Indenture in accordance with its terms as in effect on such date.

          Section 1011.  LIMITATION ON SALE OF ASSETS.

          (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the proceeds from such Asset Sale are received in cash and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (as determined by the Board of Directors of the Company and evidenced in a Board Resolution).

          (b)  If all or a portion of the Net Cash Proceeds of any Asset
Sale is not required to be applied to repay permanently any Indebtedness outstanding under the New Credit Facility, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of any Indebtedness outstanding under the New Credit Facility or such New Credit Facility Indebtedness is no longer outstanding, then the Company may within one year of the Asset Sale either invest or enter into a legally binding agreement to invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of this Indenture or reasonably related thereto. If any legally binding agreement to invest any Net Cash Proceeds is terminated, then the Company may invest such Net Cash Proceeds, prior to the end of such one-year period or six months from such termination, whichever is later, in like properties and assets. The amount of such Net Cash Proceeds neither used to permanently repay or prepay New Credit Facility Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds equals $10 million or more, the Company shall apply the Excess Proceeds to the repayment of the Senior Notes and all other Senior Indedtedness required by its terms to be prepaid with such

Excess Proceeds in accordance with and as contemplated by Section 1011 of the Senior Note Indenture; PROVIDED, HOWEVER that to the extent the aggregate amount of Excess Proceeds remaining after giving effect to the repayment of such Serior indebtedness(if any) equals $10 million or more, on the Business Day following the date of purchase of such repayment of the Securities and any Pari Passu Indebtedness as follows: (i) the Company shall make an offer to purchase (an "Offer") from all Holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the Outstanding principal amount of the Securities, and the denominator of which is the sum of the Outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") out of an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; PROVIDED that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The Offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. Upon completion of the purchase of all the Securities tendered pursuant to an Offer or repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer and the purchase of all Senior Subordinated Notes tendered (or repurchase of Indebtedness pari passu thereto) pursuant to the provisions of Section 1011 of the Senior Subordinated Note Indenture, the amount of Excess Proceeds shall be reset at zero. To the extent that the aggregate amount of (x) Securities tendered and repurchased and Pari Passu Indebtedness repurchased pursuant to an Offer and Pari Passu Offer, respectively, and (y) Senior Subordinated Notes tendered and repurchased and Indebtedness pari passu thereto repurchased pursuant to the provisions of Section 1011 of the Senior Subordinated Note Indenture is less than the amount of Excess Proceeds, the Company may use such deficiency, or portion thereof, for general corporate purposes.

          (d) Whenever the Excess Proceeds received by the Company exceed $10 million, such Excess Proceeds shall, prior to the purchase of Securities or any Pari Passu Indebtedness described in paragraph (c) above, be set aside by the Company in a separate account pending (i) deposit with the Paying Agent or the Trustee of the amount required to purchase the Securities or the repurchase or redemption price of Pari Passu


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

Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the Holders of the Securities tendered in an Offer or the repurchase or redemption price of Pari Passu Indebtedness tendered in a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries; PROVIDED that in no event shall the Company be required to set aside an amount in excess of the sum of the Security Amount and the Pari Passu Debt Amount. Such Excess Proceeds may be invested in Temporary Cash Investments; PROVIDED that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $10 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; PROVIDED that the Company shall not be entitled to such interest if an Event of Default has occurred and is continuing.

          (e) If the Company becomes obligated to make an Offer pursuant to paragraph (c) above, the Securities shall be purchased by the Company, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Offer is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Security Amount is less than the aggregate Offered Price of all Securities tendered.

          (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

          (g) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Indenture as such Indebtedness may be refinanced or replaced from to time; PROVIDED that such restrictions are not less favorable to the Holders of Securities than those existing on the date of this Indenture) that would materially impair the ability of the Company to make an Offer to purchase the Securities or, if such Offer is made, to pay for the Securities tendered for purchase.

          (h) Within 30 days after the date on which the amount of Excess Proceeds equals $10 million or more, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at its address appearing in the Security Register, a notice stating or including:


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

               (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Offered Price;

               (2)  the Purchase Date;

               (3) the instructions a Holder must follow in order to have its Securities purchased in accordance with paragraph (c) of this Section; and

               (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements), of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports)(or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 1017), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports, (iii) if material, appropriate PRO FORMA financial information and (iv) such other information, if any, concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed investment decision.

          (i) Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the notice at least two Business Days prior to the Purchase Date. An election may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such an election relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related notice was delivered at any time prior to the close of business on the Purchase Date specifying, as applicable:

               (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

               (2) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

               (3) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased.

          (j) Not later than the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Purchase Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) deliver to the Trustee or Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company.


          As provided in the Securities and Section 1003, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Offered Price; PROVIDED, HOWEVER, that, to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and, promptly after the Business Day following the Purchase Date, the Trustee shall upon demand return any such excess to the Company, together with interest or dividends, if any, thereon.

          (k) Securities to be purchased shall, on the Purchase Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Business Day following the Purchase Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307; PROVIDED FURTHER that Securities to be purchased are subject to proration in the event the Securities Amount is less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Purchase Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          Section 1012.  LIMITATION ON LIENS.

      The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien (other than Permitted Liens) of any kind upon any of its property or assets (including any intercompany notes) or any income or profits therefrom, except if the Securities (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinated in right of payment to any Guarantee) the obligation or liability secured by such Lien.

          Section 1013.  LIMITATION ON ISSUANCES OF GUARANTEES OF
INDEBTEDNESS BY SUBSIDIARIES.

      (a) The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company other than guarantees of the Securities or indebtedness under the New Credit Facility unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Securities and if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Securities to the same extent as such Indebtedness is subordinated to the Securities and (ii) such Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary.

          (b) Each guarantee or other obligation created pursuant to the provisions described in the foregoing paragraph and in Section 1015 is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Securities pursuant to Section 1013(a) (but not Section 1015) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is in compliance with this Indenture.

      Section 1014.  PURCHASE OF SECURITIES UPON CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities pursuant to an offer described in subsection (b) of this Section (a "Change of Control Offer") in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in Subsections
(b), (c) and (d) of this Section.

          (b) Within 30 days following any Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at its address appearing in the Security Register a notice (a "Change of Control Purchase Notice") stating:

               (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

               (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to PRO FORMA historical income, cash flow and capitalization after giving effect to such Change of Control, if any);

               (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 1017), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and

          (iii) such other information, if any, concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed investment decision;

               (4) that the Change of Control Offer is being made pursuant to this Section 1014 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

               (5) the purchase date (the "Change of Control Purchase Date") which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; PROVIDED, that the Change of Control Purchase Date (as defined in the Senior Subordinated
          Note Indenture) for the Senior Subordinated Notes shall be a date subsequent to the Change of Control Purchase Date established by the Company for the repurchase of the Securities;

               (6)  the Change of Control Purchase Price;

               (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

               (8) that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in the Change of Control Purchase Notice to collect payment;

               (9) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

               (10) that any Security not tendered will continue to accrue interest;

               (11) that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (12) the procedures for withdrawing a tender.

          (c)  Prior to the repurchase of Securities pursuant to this
Section 1014, the Company shall either repay and discharge all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing the outstanding Senior Indebtedness, or in the case of the Senior Notes or any Indebtedness ranking PARI PASSU with the Senior Notes which has a provision similar to Section 1011 of the Senior Note Indenture, consummate a Change of Control Offer (as set forth in the Senior Note Indenture) pursuant to
Section 1011 of the Senior Note Indenture and the indenture governing such other Indebtedness and repurchase all Senior Notes and such other Indebtedness validly tendered for payment in connection with such Change of Control Offer.

        (d) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307. If any Security tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the notice at least two Business Days prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          (e) Not later than the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) no later than 11:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased as of the Change of Control Purchase Date and (iii) deliver to the Paying Agent and the Trustee an Officers' Certificate stating the Securities or portions thereof accepted for payment by the

Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1014, the Company shall choose a Paying Agent which shall not be the Company.

          (f) A tender made in response to a Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in
Section 1002 to which the related Change of Control Purchase Notice was delivered at any time prior to the close of business on the Change of Control Purchase Date specifying, as applicable:

               (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

               (2) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, and

               (3) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

A Holder will be entitled to withdraw a tender made in response to a Change of Control Purchase Notice if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his or her tender made in response to a Change of Control Purchase Notice is to be withdrawn and a statement that such Holder is withdrawing his or her tender made in response to a Change of Control Purchase Notice. A Holder will be entitled to withdraw a tender made in response to a Change of Control Purchase Notice if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his or her tender made in response to a Change of Control Purchase Notice is to be withdrawn and a statement that such Holder is withdrawing his or her tender made in response to a Change of Control Purchase Notice.

          (g) As provided in the Securities and Section 1003, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; PROVIDED, HOWEVER, that, to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (e)(ii) exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee or Paying Agent shall hold such excess for the Company and promptly after the Business Day following the Change of Control Purchase Date the Trustee or Paying Agent shall upon demand return any such excess to the Company, together with interest or dividends, if any, thereon.

          (h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in connection with the repurchase of the Securities as described above.

          Section 1015. LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF SUBSIDIARIES.

          The Company will not permit (a) any Subsidiary to issue any Capital Stock (other than to the Company or any Wholly Owned Subsidiary) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire any Capital Stock of any Subsidiary from the Company or any Wholly Owned Subsidiary except upon the sale of all of the outstanding Capital Stock of such Subsidiary owned by the Company or a Wholly Owned Subsidiary except in either case if (i) the Subsidiary whose Capital Stock is issued or sold guarantees all obligations of the Company under this Indenture and the Securities by simultaneously executing and delivering a supplemental indenture to this Indenture providing for such guarantee (the terms of which guarantee shall rank no less than pari passu in right of payment with all Indebtedness of such Subsidiary Guarantor) (provided that this clause (i) shall not be applicable in the case of the issuance or sale of the Capital Stock of American Country Insurance Company to the extent such guarantee is prohibited by law), (ii) after giving effect to the sale or issuance of such Capital Stock, the Company benefically owns in excess of 50% of the outstanding Capital Stock of such Subsidiary on a fully diluted basis and (iii) the Capital Stock is issued or sold in an underwritten public offering pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act.

        Section 1016.  LIMITATION ON DIVIDENDS AND OTHER PAYMENT
RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Company or any other Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make any Investment in the Company or any other Subsidiary or
(d) transfer any of its properties or assets to the Company or any Subsidiary, except (i) any encumbrance or restriction pursuant to an agreement in effect on the date of this Indenture and listed on Schedule II hereto, (ii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary,
(iii) any such encumbrance or restriction in the New Credit Facility as in effect on the date of this Indenture and (iv) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
(i) and (ii), PROVIDED that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

          Section 1017.  IMPAIRMENT OF SECURITY INTEREST.

          The Company will not incur, create, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt and contractually senior in any respect in right of payment to the Securities.

          Section 1018.  PROVISION OF FINANCIAL STATEMENTS.

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been or is required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were or is so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been or is required so to file such documents if the Company were or is so subject. The Company will also in any event (x)(i) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been or is required to file, as the case may be, with the Commission pursuant to Section 13(a) or

15(d) of the Exchange Act if the Company were or is subject to such Section and (ii) within the earlier of 30 days after the filing of such report or other document with the Trustee and 45 days of each such Required Filing Date transmit such report or document by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders of Securities and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder of Securities at the Company's cost.

          Section 1019.  LIMITATION ON COMPENSATION.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay to each of Martin L. Solomon, Allan R. Tessler and Wilmer J. Thomas, Jr. aggregate compensation from the Company and its Subsidiaries in any calendar year in excess of the aggregate compensation which was paid in 1993 to each such person by the Company and its Subsidiaries as disclosed in the Prospectus. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay to David R. Markin aggregate consulting fees from the Company and its Subsidiaries in any calendar year in excess of the aggregate consulting fees which he was paid in 1993 by the Company and its Subsidiaries as disclosed in the Prospectus.

          Section 1020.  STATEMENT BY OFFICERS AS TO DEFAULT.

          (a) The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

          (b) At the time the Company delivers the annual certificate by officers as to default required by Section 1020(a), it will deliver a statement by the independent accountants that reviewed its annual report that nothing has come to the attention of such independent accountants which would indicate that a Default under Sections 801, 1008, 1009, 1011, 1016 or 1019 has occurred or, if a Default has occurred, the nature thereof and whether it is then continuing.

      (c) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

          Section 1021.  WAIVER OF CERTAIN COVENANTS.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 through 1019 (other than Sections 1011 and 1014) if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                             ARTICLE ELEVEN

                        REDEMPTION OF SECURITIES

          Section 1101.  RIGHT OF REDEMPTION.

          The Securities may be redeemed at the election of the Company, as a
whole or from time to time in part, on or after         , 1999, subject to the
conditions and at the Redemption Prices specified in the form of Security, together with accrued interest to the Redemption Date. In addition, up to 25% of the aggregate principal amount of the Securities Outstanding on the date of this Indenture will be redeemable prior to _____, 1997, at the option of the Company, within 120 days of a Public Offering from the net proceeds of such sale, in amounts of $1,000 or an integral multiple thereof, at a redemption price equal to ___% of the principal amount, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment
Date); PROVIDED that $___ in aggregate principal amount of the Securities remains Outstanding immediately following such redemption.

          Section 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          Section 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

          Section 1104. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or by any other method the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          Section 1105.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

          (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

          (h)  the CUSIP number, if any, relating to such Securities.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

          Section 1106.  DEPOSIT OF REDEMPTION PRICE.

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. All money earned on funds held in trust by the Trustee or any Paying Agent in excess of what is required to pay the Redemption Price and accrued interest thereon shall be remitted to the Company.

          Section 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.
          Section 1108.  SECURITIES REDEEMED OR PURCHASED IN PART.

          Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.



                             ARTICLE TWELVE

                       SUBORDINATION OF SECURITIES

          Section 1201.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on each and all of the Securities and all other Indenture Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full, in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness.



 The Indenture Obligations shall rank senior in right of payment to the payment of the principal of, premium, if any, or interest on any Indebtedness of the

Company, whether outstanding on the date of this Indenture as originally executed or thereafter created or incurred, if in the instrument creating or evidencing such Indebtedness or pursuant to which the same is outstanding,

it is provided that such Indebtedness is subordinated to any other Indebtedness of the Company (unless it is also provided that such subordinated Indebtedness is PARI PASSU with the Securities).  Until redemption thereof, the Indenture

Obligations shall rank PARI PASSU with the Company's 12 3/4% Senior

Subordinated Debentures due 2001.

          This Article Twelve shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          Section 1202.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of the principal of, premium, if any, or interest on the Securities or any other Indenture Obligations; and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full, in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities or any other Indenture Obligations before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the Company's properties or assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the Company's properties or assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight.

    Section 1203.  SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN
DEFAULT.

          (a) Unless Section 1202 shall be applicable, upon the occurrence of a Payment Default, no payment (other than any payments previously made pursuant to the provisions described in Article Four) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of the principal of, premium, if any, or interest on, the Securities or any other

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

Indenture Obligations or on account of the purchase, redemption, defeasance (whether under Section 402 or 403) or other acquisition of or in respect of the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness with respect to which such Payment Default shall have occurred shall have been discharged or paid in full, in cash or cash equivalents or in any other form as acceptable to the holders of such Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

          (b) Unless Section 1202 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee and the Company from a holder of or a representative of the holders of Designated Senior Indebtedness (a "Senior Representative") of written notice of such occurrence, no payment (other than any payments previously made pursuant to the provisions described in Article Four) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on, the Securities or any other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee and the Company of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection
(a) of this Section 1203) (x) 179 days after receipt of such written notice by the Trustee (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (y) the date on which such Non-payment Default is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full, in cash or cash equivalents or in any other form as acceptable to the holders of such Designated Senior Indebtedness, or (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Representative or the holder of any Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (i), (ii), or (iii), the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period under this paragraph (b) extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in clause
(2) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Non-Payment Defaults may be given during the Initial Blockage Period; PROVIDED that during any period of 365 consecutive days only one Payment Blockage Period under this paragraph (b) may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default has been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior
Indebtedness or as a court of competent jurisdiction shall direct.

          Section 1204.  PAYMENT PERMITTED IF NO DEFAULT.

          Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in
Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, premium, if any, or interest on the Securities.

          Section 1205.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR
INDEBTEDNESS.

          Subject to the prior payment in full of all Senior Indebtedness, in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness. Nothing herein shall be construed as providing the Holders of the Securities with any security interest or other rights to collateral held by the holders of Senior Indebtedness.

          Section 1206.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

          The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1203, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1203(c).

          Section 1207.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

          Section 1208.  NO WAIVER OF SUBORDINATION PROVISIONS.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section and notwithstanding any other provision contained herein, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior

Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Article Five or to pursue any rights or remedies under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

          Section 1209.  NOTICE TO TRUSTEE.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities or other
Indenture Obligations. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior
Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security or other Indenture Obligations), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness
(or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior
Indebtedness (or a trustee, fiduciary or agent therefor); PROVIDED, HOWEVER, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 1210. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, PROVIDED that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

          Section 1211. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

          Section 1212.  ARTICLE APPLICABLE TO PAYING AGENTS.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 1211 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 1213.  NO SUSPENSION OF REMEDIES.

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          Section 1214.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.



                            ARTICLE THIRTEEN

                        SATISFACTION AND DISCHARGE

              Section 1301.  SATISFACTION AND DISCHARGE OF INDENTURE.

              This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 1003) have been delivered to the Trustee for cancellation;
          or

               (2) all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on such Securities, at such Maturity, Stated Maturity or Redemption Date;

               (b) the Company and Guarantor have paid or caused to be paid all other sums payable hereunder by the Company or any Guarantor; and

               (c) the Company and any Guarantor have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United
States each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause
(2) of Subsection (a) of this Section, the obligations of the Trustee under
Section 1302 and the last paragraph of Section 1003 shall survive.

          Section 1302.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1301 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

          If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which a Guarantee is endorsed, such Guarantee, if any, shall be valid nevertheless.


                                * * * * *

          This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                      INTERNATIONAL CONTROLS CORP.


                         By:/S/
                            ---------------------------------------
                                Title:
                                            [SEAL]
Attest:/S/
       ------------------------------
            Title:

                           MARINE MIDLAND BANK,as Trustee

                           By:/S/
                              ---------------------------------------

                                 Title:
                                                [SEAL]

Attest:  /S/
         -------------------------------
            Title:

STATE OF  ____________________)
                              )    ss.:
COUNTY OF ____________________)


     On the ____ day of ______, 1994, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________________; that he is an
Authorized Officer of ______________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                           (NOTARIAL
                                                             SEAL)

                                                  -------------------

                               SCHEDULE I

                         PERMITTED INDEBTEDNESS

                               SCHEDULE II

                   RESTRICTIONS AFFECTING SUBSIDIARIES

                                EXHIBIT A

                       [Form of Intercompany Note]


$                                                      , 19
  ----------------------                        -------

     Evidences of all loans or advances ("Loans") hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED,
 _________________, a ______________ corporation (the "Maker"), HEREBY
PROMISES TO PAY ON DEMAND to the order of _______________ (the "Holder") the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder which has not been previously paid.

        All capitalized terms used herein and not otherwise defined herein that are defined in or by reference to, the Indenture between International Controls Corp. and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee, dated as of _______ ____, 1994 (the "Indenture"), have the meanings assigned to such terms therein, or by reference thereto, unless otherwise defined.


                                ARTICLE I

                       TERMS OF INTERCOMPANY NOTE

       Section 1.01 NOT FORGIVABLE. Unless the Maker of the Loan hereunder is the Company or any Guarantor, the Holder may not forgive any amounts owing under this Intercompany Note.

       Section 1.02 INTEREST; PREPAYMENT. (a) The interest rate ("Interest Rate") on the Loans shall be _____________.

          (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and shall be payable upon demand of the Holder.

          (c) If the principal or accrued interest, if any, on the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus____ basis points per annum from the date demand is made until such delinquent principal and interest on such Loans are fully paid.

          (d) Any amounts owed hereunder may be prepaid at any time by the Maker without penalty.

       Section 1.03 SUBORDINATION. If the Maker is the Company or any Guarantor (in the case the Holder is not the Company or another Guarantor), all amounts owed hereunder shall be subordinated in right of payment to the payment and performance of the obligations of the Company under the Indenture, the Securities, the Guarantees or any other Indebtedness ranking PARI PASSU with the Securities.


                               ARTICLE II

                            EVENTS OF DEFAULT

       Section 2.01 EVENTS OF DEFAULT. If after the date of issuance of this Loan, a Default or Event of Default has occurred under the Indenture then (x) in the event the Maker is not (i) a Guarantor (in the case where the Holder is not the Company or another Guarantor) or (ii) the Company, all amounts owing under the Loans hereunder shall be immediately due and payable (whether or not demand has been made) to the Holder, (y) in the event the Maker is the Company, the amounts owing under the Loans hereunder shall not be due and payable and (z) in the event the Maker is a Guarantor and the Holder is not the Company or another Guarantor, the amounts owing under the Loans hereunder shall not be due and payable; PROVIDED, HOWEVER, that if such Default or Event of Default has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be paid in the case of clauses (y) and (z). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) or (z) of the prior sentence after any Default or Event of Default has occurred under the Indenture and which Default or Event of Default is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions and until so paid over shall hold such payments and distributions in trust for the benefit of the Company or any such Guarantor, as the case may be.

                               ARTICLE III

                              MISCELLANEOUS

       Section 3.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Intercompany Note or consent to depart therefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities.

       Section 3.02 ASSIGNMENT. No party to this Intercompany Note may assign, in whole or in part, any of its rights and obligations under this Intercompany Note, except to its legal successor in interest.

       Section 3.03 THIRD PARTY BENEFICIARIES. The holders of the Securities or any other Indebtedness ranking PARI PASSU with the Securities shall be third party beneficiaries to this Intercompany Note and shall have the right to enforce this Intercompany Note against the Maker.

       Section 3.04 HEADINGS. Article and Section headings in this Intercompany Note are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       Section 3.05 ENTIRE AGREEMENT This Intercompany Note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

       Section 3.06 GOVERNING LAW. THIS INTERCOMPANY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

       Section 3.07 WAIVERS. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.



                                 By:
                                    ------------------------------------

            BORROWINGS, MATURITIES, AND PAYMENTS OF PRINCIPAL

                                      Amount of
            Amount of      Maturity   Principal  Unpaid
            Borrowing/    Borrowing/   Paid or  Principal    Notation
  Date      Principal     Principal    Unpaid   Balance      Made by
- --------    ----------    ----------  --------- ----------   ---------